UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

BARREL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56001	47-1963189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3859 S Valley View Blvd, Ste 2 #107

Las Vegas, Nevada 89103

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-888-397-9114

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2026, Barrel Energy, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CFI Capital LLC, a Florida limited liability company (the “Investor”), pursuant to which the Company issued to the Investor a 6% Convertible Redeemable Note dated August 21, 2026 in the original principal amount of $200,000 (the “Note”). On August 24, 2026, the Investor funded the purchase price and the financing closed.

The purchase price for the Note was $180,000, reflecting an original issue discount of $20,000. Pursuant to the disbursement memorandum, $7,000 of the purchase price was paid to the Investor’s counsel for legal fees and $173,000 was disbursed to the Company, resulting in net cash proceeds to the Company of $173,000.

The Note bears interest at 6% per annum from August 21, 2026 and matures on August 21, 2027. Interest is payable in shares of the Company’s common stock pursuant to the conversion formula in the Note. Beginning six months after the issuance date, the Investor may convert all or any portion of the outstanding principal and accrued interest into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trading price of the common stock during the 20 trading days preceding and including the applicable conversion date. If a DTC “chill” is in effect, the applicable percentage is reduced to 50%. Following an event of default, the applicable percentage may be reduced to 45%, as provided in the Note.

The Note limits the Investor’s beneficial ownership following conversion to 4.99% of the Company’s outstanding common stock. The Investor may increase that limitation to not more than 9.9% upon 60 days’ prior written notice. The Company initially reserved 11,111,111 shares of common stock for issuance upon conversion and agreed to maintain a reserve equal to at least 500% of the shares issuable upon conversion, subject to the availability of authorized and unissued shares.

The Note may be prepaid during the first 180 days following issuance at premiums ranging from 105% to 140% of the principal amount, together with accrued interest, depending on the date of prepayment. The Purchase Agreement also contains customary representations, warranties, covenants, indemnification provisions, transfer restrictions and a most-favored-nations provision. The Company delivered irrevocable transfer agent instructions to ClearTrust, LLC in connection with the share reserve and future conversions.

The foregoing descriptions of the Purchase Agreement, the Note, the Irrevocable Transfer Agent Instructions and the Disbursement Memorandum do not purport to be complete and are qualified in their entirety by reference to the full text of those documents, copies of which are filed as Exhibits 10.1, 4.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the issuance and terms of the Note is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the Note and the shares of common stock issuable upon conversion of the Note is incorporated into this Item 3.02 by reference.

The Note and the shares of common stock issuable upon conversion of the Note have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. The Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act for the issuance of the Note and expects to rely upon such exemption for any issuance of conversion shares, based in part upon the Investor’s representation that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D and that it acquired the securities for its own account. Any conversion shares will be subject to applicable restrictions on transfer unless registered or sold pursuant to an available exemption from registration.

2

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	6% Convertible Redeemable Note issued to CFI Capital LLC, dated August 21, 2026.

10.1	Securities Purchase Agreement between Barrel Energy, Inc. and CFI Capital LLC, dated August 21, 2026.

10.2	Irrevocable Transfer Agent Instructions to ClearTrust, LLC, dated August 21, 2026.

10.3	Disbursement Memorandum, dated August 21, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARREL ENERGY, INC.

Date: August 25, 2026	By:	/s/ Jarmin Kaltsas
	Name:	Jarmin Kaltsas
	Title:	Chief Executive Officer

4